                                                      REGISTRATION NO. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            PEROT SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                             75-2230700
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
    (Address, Including Zip Code, of Registrant's Principal Executive Office)

                          2001 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

                                  PETER ALTABEF
                                 VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                            PEROT SYSTEMS CORPORATION
                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
                                 (972) 340-5000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                    PROPOSED             PROPOSED
              TITLE OF                                               MAXIMUM              MAXIMUM
           SECURITIES TO                     AMOUNT TO           OFFERING PRICE          AGGREGATE           AMOUNT OF
           BE REGISTERED                   BE REGISTERED            PER SHARE         OFFERING PRICE      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value            15,000,000(1)             12.45(2)         $186,750,000(2)        $46,688(2)
$.01 per share
============================================================================================================================

(1) This registration statement also covers an indeterminate additional amount of shares of the Registrant's Class A Common Stock to be offered or sold pursuant to the anti-dilution provisions of the 2001 Long-Term Incentive Plan.

(2) Estimated solely to calculate the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices for Registrant's Class A Common Stock reported on the New York Stock Exchange Composite Tape on May 3, 2001.


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


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents (or parts thereof) are incorporated by reference into this Form S-8:

          o    Annual Report on Form 10-K for the fiscal year ended December 31,
               2000

          o All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to above;

          o The description of Class A Common Stock set forth in the Company's Registration Statement on Form 8-A (File No. 001-14773) filed with the Commission on January 21, 1999 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

          o The description of Rights to Purchase Series A and Series B Junior Participating Preferred Stock associated with the Class A Common Stock set forth in the Company's Registration Statement on Form 8-A (File No. 000-22495) filed with the Commission on February 18, 1999 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's (the "Company") Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or are otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an



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

officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that the Company shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

     DGCL Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent, or employee of the Company or who is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in defense of any action, suit, or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

     The indemnification provisions contained in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.



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

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable

ITEM 8. EXHIBITS.

     4.1 Form of Rights Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

     4.2 Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to
           Exhibit 4.3 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

     4.3*  Perot Systems Corporation 2001 Long-Term Incentive Plan

     5* Opinion of Charles N. Bell regarding the legality of the securities being registered

     23.1* Consent of PricewaterhouseCoopers L.L.P.

     23.2* Consent of Charles N. Bell (included in the opinion filed as Exhibit 5 hereto)

     24    Power of Attorney

* Filed herewith

ITEM 9. UNDERTAKINGS.

     (a)  Rule 415 Undertaking

     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.



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

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering, Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
          (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference:

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Regulation S-K Item 512(h) Undertaking for Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Perot Systems Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 10th day of May, 2001.

                                       PEROT SYSTEMS CORPORATION


                                       By /s/ Ross Perot, Jr.
                                         ---------------------------------------
                                         Name: Ross Perot, Jr.
                                         Title: President and Chief Executive
                                                Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of May, 2001.

            SIGNATURE                                            TITLE
            ---------                                            -----
         /s/ Ross Perot                      Chairman of the Board
---------------------------------
           Ross Perot

       /s/ Ross Perot, Jr.                   President, Chief Executive Officer and Director
---------------------------------
         Ross Perot, Jr.                     (principal executive officer)

        /s/ James Champy                     Vice President and Director
---------------------------------
          James Champy

       /s/ Russell Freeman                   Vice President and Chief Financial Officer
---------------------------------
         Russell Freeman                     (principal financial officer)

       /s/ Robert J. Kelly                   Corporate Controller (principal accounting officer)
---------------------------------
         Robert J. Kelly

        /s/ Steve Blasnik                    Director
---------------------------------
          Steve Blasnik

     /s/  William K. Gayden                  Director
---------------------------------
        William K. Gayden

          /s/ Carl Hahn                      Director
---------------------------------
            Carl Hahn



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

                                INDEX TO EXHIBITS



    EXHIBIT
    NUMBER                           DESCRIPTION
    -------                          -----------
      4.1            Form of Rights Agreement (incorporated by
                     reference to Exhibit 4.2 to Amendment No. 2 to
                     the Company's Registration Statement on Form
                     S-1, Registration No. 333-60755)

      4.2 Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating
                     Preferred Stock (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Company's
                     Registration Statement on Form S-1, Registration
                     No. 333-60755)

      4.3            Perot Systems Corporation 2001 Long-Term
                     Incentive Plan

      5 Opinion of Charles N. Bell regarding legality of the securities being registered

      23.1           Consent of PricewaterhouseCoopers L.L.P.

      23.2 Consent of Charles N. Bell (included in the opinion filed as Exhibit 5)

      24             Power of Attorney